================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             APPLIED IMAGING CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                             APPLIED IMAGING CORP.

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Applied Imaging Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001 at 11:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Santa Clara Marriott Hotel, 2700 Mission College Blvd., Great America Parkway, Santa Clara, California 95052-8181. The telephone number at that meeting location is (408) 988-1500.

  . These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended December 31, 2000, including financial statements were mailed on or about April 16, 2001, to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

   Stockholders of record at the close of business on April 9, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one class of shares outstanding, designated Common Stock, $0.001 par value per share. At the record date, 15,154,903 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 123 stockholders. No shares of the Company's Preferred Stock were outstanding. The closing price of the Company's Common Stock on the Record Date, as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market, was $1.97 per share.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

   Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

   The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

   The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

   Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a proposal has been approved.

   Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class II directors, for the confirmation of the appointment of the designated independent accountants, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than December 1, 2001 in order that they may be considered for possible inclusion in the proxy materials relating to that meeting. Stockholders who intend to submit a proposal or a nomination for director at the Company's 2002 Annual Meeting without inclusion of such proposal or nomination in such proxy materials are required to provide advance notice to the Company no later than December 1, 2001.


 IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN THE PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of March 26, 2001, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Officer Compensation" and (iv) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                        Shares    Approximate
                                                     Beneficially   Percent
                  Name and Address                      Owned      Owned(1)
                  ----------------                   ------------ -----------
Individuals and Entities Affiliated with Special
 Situations Funds(2)................................  2,697,871      17.4%
 153 East 53rd St., Suite 51
 New York, NY 10002


Individuals and Entities Affiliated with New
 Enterprise Associates(3)...........................  2,561,064      16.9%
 2490 Sand Hill Road,
 Menlo Park, CA 94025


Individuals and Entities Affiliated with Tecnicas
 Medicas............................................  1,000,000       6.6%
 Corsega 114
 08029 Barcelona, Spain


Ashford Capital Management Inc.(4)..................    932,533       6.2%
 3801 Kennett Pike, Suite B-107
 Wilmington, DE 19807


EGM Capital(5)......................................    773,068       5.1%
 One Embarcadero Center, Suite 2410
 San Francisco, CA 94111


Zurich Scudder Investments, Inc.(6).................    757,100       5.0%
 Two International Place
 Boston, MA 02110


Jack Goldstein, Ph.D(7).............................    424,999       2.7%


G. Kirk Raab(7).....................................    138,019         *


Carl W. Hull(7)(8)..................................    122,500         *


John F. Blakemore, Jr.(7)...........................    121,824         *


Padraig O'Kelly(7)..................................     65,812         *


Barry Hotchkies(7)..................................     52,100         *


Andre Marion(7).....................................     41,264         *


Daniel Bowman(7)....................................     25,500         *


Pablo Valenzuela(7).................................     17,500         *


All executive officers and directors as a group (10
 persons) (7)(8)....................................  1,009,518       6.3%

--------
 * Less than 1%.

(1) Applicable percentage ownership is calculated by dividing (a) that shareholder's beneficial ownership by (b) 15,154,903 shares of Common Stock outstanding as of March 26, 2001 together with applicable options or warrants for such shareholder. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission.

(2) Consists of 1,133,127 shares and warrants to purchase 90,000 shares held by Special Situations Fund III, L.P., 813,572 shares and warrants to purchase 240,000 shares held by Special Situations Private Equity Fund L.P. and 391,172 shares and warrants to purchase 30,000 shares held by Special Situations Cayman Fund L.P. (Based on a 13G filed January 10, 2001)

(3) Consists of 709,214 shares held by New Enterprise V, Limited Partnership and 1,837,605 shares held by New Enterprise Associates VII, Limited Partnership, 159 shares held by NEA General Partners, L.P., 289 shares held by Peter J. Barris, 24 shares held by C. Richard Kramlich, 23 shares held by Charles W. Newhall III and an option to purchase 13,750 shares within 60 days after March 26, 2001 held by Thomas C. McConnell. Messrs. Barris, Kramlich, Newhall and McConnell are general partners of New Enterprise Associates V, Limited Partnership, New Enterprise Associates VII, L.P. and NEA General Partners, L.P., and disclaim beneficial ownership of the shares held by such entities except to the extent of their proportionate ownership interest therein. (Based on a 13G filed February 14, 2001)

(4) Based on a 13G filed February 14, 2001, by Ashford Capital Management, Inc.

(5) Based on 13F filing.

(6) Based on a 13G filed February 14, 2001, by Zurich Scudder Investments, Inc.

(7) Includes shares issuable upon exercise of options exercisable within 60 days of March 26, 2001 as follows: Mr. Goldstein, 414,999 shares; Mr. Blakemore, 31,562 shares; Mr. Hull, 117,500 shares; Mr. Raab, 138,019 shares; Mr. O'Kelly, 65,812 shares; Mr. Hotchkies, 15,000 shares; Mr. Marion, 36,562 shares; Mr. Bowman, 22,500 shares; Mr. Valenzuela, 17,500 shares; all directors and executive officers as a group, 874,454 shares.

(8) Includes 3,000 shares held in trust for the benefit of one of Mr. Hull's children for which Mr. Hull is the trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2000, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Directors and Nominees for Director

   According to the Company's Restated Certificate of Incorporation, the Company's Board of Directors is authorized to comprise eight persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, two directors in Class II, and two directors in Class
III. There are two unfilled director positions, one in Class I and one in Class
II. The Company has no immediate plans to fill these positions. Two Class II directors are to be elected at the Annual Meeting. The Class III and Class I directors will be elected at the Company's 2002 and 2003 Annual Meetings of Stockholders, respectively. Each of the two Class II directors elected at the Annual Meeting will hold office until the 2004 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

   In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

   The names of the two Class II nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

                                                                       Director
               Name               Age      Principal Occupation         Since
               ----               ---      --------------------        --------
 Nominees for Class II Directors
 John F. Blakemore, Jr. (1) (2)..  61 Consultant                         1987
 G. Kirk Raab (2)................  65 Chairman of the Board of           1996
                                      Connetics, Inc., and Oxford
                                      GlycoSciences (UK) Ltd.

 Continuing Class I Directors
 Jack Goldstein, Ph.D............  53 Chairman                           1997
 Carl Hull.......................  42 President and Chief Executive      2000
                                      Officer

 Continuing Class III Directors
 Andre F. Marion (1).............  62 Consultant. Director of Cygnus     1995
                                      Corporation, Molecular Devices
                                      Corp., and Aclara Biosciences
                                      Corp.
 Pablo Valenzuela, Ph.D (1)......  58 President, Bios Chile              1999

--------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

   There are no family relationships among any directors or executive officers of the Company.

Directors to be Elected at the Annual Meeting

   John F. Blakemore, Jr. has been a director of the Company since December 1987. Since 1987 he has been an independent investor and consultant. Mr. Blakemore was also a director, Vice President and CFO of Pro-Log Corp., an industrial computer company. Mr. Blakemore holds a B.S. in Mechanical Engineering and an M.B.A. from Stanford University.

   G. Kirk Raab has been a director of the Company since 1996. Mr. Raab has over 40 years of experience as a senior executive in health industries and was President and Chief Executive Officer from February 1990 to July 1995 of Genentech Inc., a pharmaceutical company. He is currently Chairman of the Board of Connetics,

Inc. and Oxford GlycoSciences (UK) Ltd., and a director of a number of private companies. He received his B.A. from Colgate University.

Directors Whose Terms Extend Beyond the Annual Meeting

   Jack Goldstein, Ph.D. joined the Company in April 1997 as President and Chief Executive Officer and was elected Chairman of the Board in April 1999. Dr. Goldstein relinquished the title of CEO in January 2001 and continues as Chairman. He has 26 years of management experience at leading healthcare companies. From 1986 to 1997, Dr. Goldstein worked for Johnson & Johnson in various executive management positions including President of Ortho Diagnostic Systems and Executive Vice President of Professional Diagnostics at Johnson & Johnson World Headquarters. Prior to his employment at Johnson & Johnson, Dr. Goldstein served in management positions at Baxter Healthcare Corporation and American Home Products Corporation. Dr. Goldstein holds a B.A. degree in Biology from Rider University, an M.S. in Immunology and a Ph.D. in Microbiology from St. John's University. Dr. Goldstein is Chairman of the Board of Directors of CelTor Biosystems, Inc. and Target Protein Technologies, Inc.

   Carl Hull joined the Company as Vice President of Worldwide Marketing in August 1997. In January 1999 he also became Vice President of Sales. In September 1999, Mr. Hull was appointed President and Chief Operating Officer. In May 2000, Mr. Hull was elected Director of the Company and in January 2001 he was appointed President and Chief Executive Officer. Prior to joining the Company, Mr. Hull served as Vice President of Marketing and Business Development for Ventana Medical Systems from May 1996 to June 1997. From 1982 to 1996, he served in various marketing and sales management positions at Abbott Laboratories. Mr. Hull received his MBA from the University of Chicago and a B.A. in Political Science and International Relations at The Johns Hopkins University.

   Andre J. F. Marion has been a director of the Company since November 1995. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chief Executive Officer from 1986 to 1993, and its Chairman of the Board from 1987 to February 1993, when it merged with the Perkin Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of Perkin Elmer and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion holds a degree in engineering from the French Ecole Nationale Superieure d'Ingenieurs Arts et Metiers in both Mechanical and Electronic Engineering. Mr. Marion is an independent consultant and also a director of Cygnus Corporation, Molecular Devices Corp. and Aclara Biosciences Corp.

   Pablo Valenzuela Ph.D. has been a director of the Company since April 1999. Dr. Valenzuela, has over 20 years of experience in the biotechnology industry, and is currently President and founder of Bios Chile. Dr. Valenzuela was a co-founder of Chiron Corporation and served as Chiron's Senior Vice President, Biological Research and Development until his retirement in 2000. Dr. Valenzuela holds a Ph.D. from Northwestern University.

Required Vote

   The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class II directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Board Meetings, Committees and Director Compensation

   The Board of Directors held four regular meetings and four telephonic meetings during the calendar year ended December 31, 2000.

   The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

   The Audit Committee consists of directors Blakemore, Marion, and Valenzuela, all of whom are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent accountants. The Audit Committee held one meeting in the last calendar year.

   The Compensation Committee consists of directors Blakemore and Raab. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Compensation Committee held two meetings during the last calendar year.

Compensation of Directors

   Messrs. Blakemore, Marion, Raab and Valenzuela receive $800 per regular meeting attended, and all directors receive reimbursement of travel expenses from the Company for their service as members of the Board of Directors. Prior to April 1999, each director who is not also an employee or consultant of the Company (an "Outside Director") automatically received an option to purchase 5,000 shares of Common Stock upon joining the Board of Directors. Thereafter, each Outside Director who has served on the Board of Directors for at least six months shall receive an option to acquire 5,000 shares of Common Stock on the date of each of the Company's annual meetings of stockholders. Outside directors who were standing for re-election would only receive the additional option for 5,000 shares if they were re-elected. These options had been granted under the Company's 1994 Director Option Plan (the "Director Plan").

   Effective April 1999, the initial grant to an Outside Director joining the Board of Directors will be an option for 25,000 shares and subsequent annual grants will be for 10,000. Options are expected to be granted either automatically under the Director Plan (up to the original 10,000 share limits) and/or under the Company's 1998 Stock Option Plan (the "1998 Plan"). It is expected that when there are no shares available in the Director Plan that grants will then be made under the 1998 Plan. In addition, directors who are consultants to the Company will continue to receive option grants as directors under the 1998 Plan. It is expected that, consistent with past grants to Outside Directors, each option granted will become exercisable ratably over a four-year period. The term of such options has been and is expected to be ten years from the date of grant, provided that such options shall terminate three months following the termination of the optionee's status as a director (or twelve months if the termination is due to death or disability.) The exercise price of all options granted has been and is expected to be equal to the fair market value of the Company's Common Stock on the date of the grant, as determined in accordance with the applicable option plan.

   The Director Plan provides for the automatic grant of non-statutory options to Outside Directors on an annual basis in order to motivate them to continue to serve as directors. A total of 120,000 shares of the Company's Common Stock were authorized for issuance during the current 10-year term of the Director Plan, which expires in February 2004. As of March 26, 2001, there were 115,938 shares reserved for issuance under the Director Plan and a total of 95,000 options have been granted.

   THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                             CERTAIN TRANSACTIONS

   On December 14, 2000, the Company issued and sold 1,090,908 shares of its common stock to certain partnerships affiliated with Special Situations Fund at the purchase price of $2.75 per share. The purchase price represented a discount from the previous day's closing price of $3.00 per share as reported on the NASDAQ National Market System. In addition, warrants to purchase 360,000 shares of the Company's common stock were issued to the Special Situations' funds at an exercise price of $3.75 per share.

   On April 20, 1999, the Company's Board of Directors approved a consulting agreement with Kirk Raab pursuant to which Mr. Raab will devote one day per month to the Company to consult on matters identified by the Company's Chairman of the Board and Chief Executive Officer. Mr. Raab received an option under the 1998 Plan for 50,000 shares of common stock, which will vest monthly over two years for his consulting services. On January 25, 2000, the Company's Board of Directors approved an extension of this contract for an additional year and Mr. Raab was granted an option under the 1998 Plan for additional 50,000 shares vesting monthly over two years.

   The Company has employment agreements with certain of its officers. See "Employment Agreements."

                             EXECUTIVE COMPENSATION

Executive Officer Compensation

   Summary Compensation Table. The following table sets forth information for the years ended December 31, 1998, 1999, and 2000 regarding the compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 in 2000 (the "Named Executive Officers").

                           Summary Compensation Table

                                                                       Long-Term
                                                                      Compensation
                                                                         Awards
                                                                      ------------
                              Annual Compensation
                              -----------------------   Other Annual   Securities   All Other
   Name and Principal                                   Compensation   Underlying  Compensation
        Position         Year Salary ($)    Bonus ($)       ($)         Options        ($)
   ------------------    ---- ----------    ---------   ------------  ------------ ------------
Jack Goldstein, Ph.D.... 1998  270,058           -- (1)   149,410(2)    430,000        1,188(3)
 Chairman (11)           1999  290,000        85,000(1)       --            --        11,706(3)
                         2000  290,000        72,000(1)       --            --           871(3)

Carl W. Hull............ 1998  144,720        21,254(1)     5,744(2)    100,000        5,913(4)
 President and Chief
  Executive              1999  160,000        40,000(1)       --         60,000       15,421(4)
  Officer                2000  190,667        40,500(1)       --            --         6,631(4)

Daniel Bowman........... 1999   18,173(9)      7,500(1)       --         60,000          --
 Vice President          2000  163,750       105,300(8)       --         25,000        3,717(5)

Barry Hotchkies......... 2000  103,333(10)    22,500(1)       --         60,000        1,959(6)
 Vice President

Padraig S. O'Kelly...... 1998   92,815           -- (1)       --         45,000       17,049(7)
 Vice President          1999  101,083        27,540(1)       --         20,000       17,220(7)
                         2000  141,604        28,539(1)       --         20,000       16,875(7)

--------
 (1) Consists of bonuses earned during each fiscal year and paid in the following year.

 (2) Represents reimbursements for moving and relocation expenses.

 (3) Consists of $1,188, $11,706 and $871 in insurance premiums paid by the Company in 2000, 1999 and 1998 respectively.

 (4) For 1998, consists of $4,941 contributed to the Company's retirement plan and $9972 in insurance premiums paid by the Company; for 1999, consists of $4,800 contributed to the Company's retirement plan and $10,621 in insurance premiums by the Company; for 2000 consists of $5,760 contributed to the Company's retirement plan and $871 in insurance premiums paid by the Company.

 (5) Consists of $2,925 contributed to the Company's retirement plan and $792 in insurance premiums paid by the Company.

 (6) Consists of $1,550 contributed to the Company's retirement plan and $409 in insurance premiums paid by the Company.

 (7) For 1998, consists of $5,499 contributed to a private pension scheme and $11,550 car allowance paid by the Company; for 1999 consists of $5,880 contributed to a private pension scheme and $11,340 car allowance paid by the Company and for 2000 consists of $6,305 contributed to a private pension scheme and $10,570 car allowance paid by the Company.

 (8) Consists of $105,300 earned in 2000, of which, $10,000 was paid in 2000 and $95,300 was paid in 2001.

 (9) Daniel Bowman joined the Company in November 1999; his annualized salary for 1999 was $150,000.

(10) Barry Hotchkies joined the Company in April 2000; his annualized salary for 2000 was $155,000.

(11) Dr. Goldstein was Chief Executive Officer of the Company through December 31, 2000.

   Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2000 to each of the Named Executive Officers:

                          Option Grants in Fiscal 2000

                                                                             Potential Realizable
                                          Individual Grants                    Value at assumed
                         ---------------------------------------------------    Annual Rates of
                           Number of                                              Stock Price
                          Securities   Percent of Total                        Appreciation for
                          Underlying   Options Granted  Exercise                Option Term(4)
                            Options     during Fiscal     Price   Expiration ---------------------
  Name                   Granted(#)(1)     2000(2)      ($/Sh)(3)    Date      5%($)      10%($)
  ----                   ------------- ---------------- --------- ---------- ---------- ----------
Jack Goldstein..........       --              0%         $ --         --    $      --  $      --
Carl W. Hull............       --              0%           --         --           --         --
Daniel Bowman...........    25,000             4%          3.44     8/2/10       54,085    137,062
Barry Hotchkies.........    60,000             9%          4.00    5/10/10      150,935    382,498
Padraig S. O'Kelly......    20,000             3%          3.44     8/2/10       43,268    109,649

--------
(1) Options were granted under the 1998 Plan and generally vest over four years from the date of commencement of employment.

(2) Based on an aggregate of 670,300 options granted by the Company in the year ended December 31, 2000 to employees of and consultants to the Company, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the closing price of the Common Stock at close of market on the working day before the date of grant as determined by the Board of Directors.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The assumed rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and the option holders' continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

   Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. No stock option exercises occurred during the year ended December 31, 2000 by the Named Executive Officers.

Employment Agreements

   Jack Goldstein, Ph.D. In April 1997, the Company entered into an agreement with Dr. Goldstein, pursuant to which he would serve as the President and Chief Executive Officer of the Company at an annual salary of $255,000. In the event of the Company's termination of Dr. Goldstein's employment, he will continue to serve as a consultant to the Company for one year, and be paid at the same rate as his annual salary. Dr. Goldstein will also be eligible for a cash bonus equal to up to 30% of his annual salary upon the achievement of objectives set by the Board of Directors. The Company has granted Dr. Goldstein options under the 1988 Plan to purchase 280,000 shares of Common Stock at an exercise price equal to the fair market value of the shares on the date of the option grant, which options will vest over four years. The Company has paid Dr. Goldstein's relocation expenses totaling $218,708.

   In the event of a change in control of the Company due to a merger or acquisition of the Company, all of the shares subject to stock options granted to Dr. Goldstein will become exercisable, but only if the acceleration of exercisability will not preclude the structuring of a proposed merger or acquisition as a pooling of interests, if the structure of the proposed merger is approved by the Company's Board of Directors.

   Carl W. Hull. In August 1997, the Company entered into an agreement with Carl Hull pursuant to which he would serve as the Vice President of Worldwide Marketing. Under the terms of this agreement, the Company agreed to provide Mr. Hull an annual salary, bonus, medical insurance, vacation time and an option to purchase 60,000 shares of the Company's Common Stock at an exercise price of $5.50 per share. In addition, the Company agreed to: (i) reimburse Mr. Hull for relocation expenses incurred in connection with his move from Arizona to California, which totaled $36,650; (ii) a severance payment equal to six times Mr. Hull's then existing monthly salary in the event his employment is terminated by the Company; and, (iii) accelerated vesting of Mr. Hull's stock options in the event of a change in control of the Company.

Board Compensation Committee Report on Executive Compensation

   The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

   The Compensation Committee of the Board of Directors (the "Committee"), comprising two outside directors, is responsible for the administration of the Company's compensation programs. These include establishing base salary for executive officers and both annual and long-term incentive compensation programs for all employees. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

   Compensation Philosophy: The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

  . Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

  . Motivate executives to achieve optimum performance for the Company;

  . Align the financial interests of executives and stockholders through equity-based plans;

  . Provide a total compensation program that recognizes individual contributions as well as overall business results.

   Compensation Program: The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company's stock option plans. There are three major components to the Company's executive compensation: base salary, incentive (bonus) payments and long-term incentives in the form of stock options.

   1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology, and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

   2. Incentive Bonuses. The incentive bonus program provides a variable compensation opportunity for the executive officers. A pay out, if any, is based on a combination of corporate financial performance and individual officer performance relative to achievement of pre-established specified strategic objectives (e.g., new product development milestones, marketing/sales results, productivity enhancements and regulatory applications and approvals).

   3. Long-Term Incentives. The long-term performance-based compensation of executive officers takes the form of stock option awards under the Company's stock option plans. The Committee believes that the equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the fair market value of the Company's Common Stock on the date of grant. Options granted prior to December 10, 1998 become exercisable at the rate of 25% of the shares at the end of each year following the date of vesting commencement such that, subject to the employee's or independent contractor's continuous relationship with the Company. The option is fully exercisable four years from the date of the grant. Options granted after December 10, 1998 become exercisable at the rate of 25% of the shares at the end of the first year and then at the rate of 1/48 per month. Options granted as a bonuses generally vest over two years, 50% after the first year monthly the following year. Options granted are subject to the employee's or independent contractor's continuous relationship with the Company. The option is fully exercisable four or two years, respectively, from the date of the grant. The Company has not issued any stock appreciation rights
(SARs), stock purchase rights, long-term performance awards in stock to any Named Executive Officer or any other person under the Company's stock option plans.

2000 Compensation for the Chief Executive Officer

   In determining the salary of Dr. Goldstein for 2000, the Committee considered competitive compensation data for the presidents and chief executive officers of similar companies within the medical device and biotechnology industry, taking into consideration Dr. Goldstein's experience and knowledge. Based on the Company's plan for specified goals, the Committee determined that it was appropriate to offer Dr. Goldstein a salary of $290,000 and a cash bonus of $72,000 related to his 2000 performance.

   Mr. Goldstein's base salary at the end of 2000 approached the 50th percentile of the comparative market data. It is the policy of the Company to review executive base salaries in relation to comparable positions in comparable companies. The Committee believes that base salaries should remain competitive with those in the industry taking into account the total compensation package of base salary and incentives.

Section 162 (m) of the Internal Revenue Code Limitations on Executive
Compensation

   In 1993, Section 162(m) was added to the United Stated Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received compensation in excess of this limit during fiscal 1997. Grants under the 1998 Option Plan will not be subject to the deduction limitation if the stockholders approve the 1998 Option Plan, including the option grant limitations described below.

   Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1998 Option Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 500,000 shares of Common Stock.

   The foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          John F. Blakemore, Jr.
                                          G. Kirk Raab

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   There are currently no employee directors serving on the Compensation Committee. The following non-employee directors have served on the Compensation Committee during the last fiscal year: McConnell, Raab and Blakemore.

   On April 20, 1999, the Company's Board of Directors approved a consulting agreement with Kirk Raab pursuant to which Mr. Raab will devote one day per month to the Company to consult on matters identified by the Company's Chairman of the Board and Chief Executive Officer. Mr. Raab received an option under the 1998 Plan for 50,000 shares of common stock, which will vest monthly over two years for his consulting services. On January 25, 2000, the Company's Board of Directors approved an extension of this contract for an additional year and Mr. Raab was granted an option under the 1998 Plan for additional 50,000 shares vesting monthly over two years.

                         REPORT OF THE AUDIT COMMITTEE

   The audit committee of the Company's Board of Directors (the "Audit Committee") consists of three non-employee directors, Blakemore, Marion and Valenzuela, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the Board of Directors, attached to this Proxy Statement as Exhibit A. Among its other functions, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

   The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

   Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          John F. Blakemore, Jr., Chairman
                                          Andre J. F. Marion
                                          Pablo Valenzuela Ph.D.

                                   AUDIT FEES

   Audit Fees. PricewaterhouseCooper's ("PWC") fees for the annual audit and review of interim financial statements in 2000 were $92,000.

   Financial Information Systems Design and Implementation Fees. PWC did not provide any services to the Company in 2000 that related to financial information systems design and implementation.

   All Other Fees. PWC's fees for all other professional services provided to the Company in 2000 amounted to $24,000 for non-audit services, primarily for tax consultation and tax return preparation. No other services were provided by PWC in 2000.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. Index ('Nasdaq U.S. Index") and the JP Morgan Hambrecht & Quist Healthcare, Excluding Biotechnology Index ("H&Q Healthcare Index") for the period beginning on November 8, 1996, the Company's first day of trading after its initial public offering, and ending on December 31, 2000.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                          AMONG APPLIED IMAGING CORP.
                     NASDAQ NATIONAL MARKET, U.S. INDEX AND
                  THE JP MORGAN HAMBRECHT & QUIST HEALTHCARE,
                         EXCLUDING BIOTECHNOLOGY INDEX
                        (PERIOD ENDED DECEMBER 31, 2000)

                     [STOCK PERFORMANCE GRAPH APPEARS HERE]

               Applied Imaging     NASDAQ U.S.     H&Q Healthcare
                    Corp.             Index             Index
11/8/1996            100                100              100
12/31/1996           129                103              103
3/31/1997             79                 97               97
6/30/1997             89                115              117
9/30/1997             64                135              122
12/31/1997            29                126              122
3/31/1998             45                148              139
6/30/1998             35                152              142
9/30/1998             37                137              125
12/31/1998            30                178              149
3/31/1999             13                199              142
6/30/1999             21                218              145
9/30/1999             13                224              125
12/31/1999            18                330              130
3/31/2000             40                371              138
6/30/2000             32                322              167
9/30/2000             66                297              186
12/31/2000            52                199              203

--------
** The graph assumes that $100 was invested on November 8, 1996 in the Company's Common Stock, the Nasdaq National Market, U.S. Index and the JP Morgan Hambrecht & Quist Healthcare, Excluding Biotechnology Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance.

                                 PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected PricewaterhouseCoopers LLP ("PWC"), independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection in 2000.

   Representatives of PWC are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                 PROPOSAL NO. 3

 AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

   The Company's current Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock and 6,000,000 shares of Preferred Stock. The Board has proposed an amendment to the Certificate of Incorporation (the "Amendment") to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000. The Certificate of Incorporation will remain the same in all other respects. The stockholders are being asked to approve the proposed Amendment in accordance with Delaware law. The Board has unanimously approved the proposed Certificate of Amendment of the Company's Certificate of Incorporation, in the form attached hereto as Exhibit B, to be filed with the Secretary of State of the State of Delaware following stockholder approval.

   On March 26, 2001, there were 15,154,903 shares of Common Stock issued and outstanding. This number does not include 3,360,200 shares reserved for issuance under outstanding options and warrants to purchase shares of Common Stock as well as shares reserved for future issuance under our equity incentive plans as of March 26, 2001.

   The following is the text of Article IV of the Certificate of Incorporation, as proposed to be amended by the Amendment:

   "The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares which the Corporation is authorized to issue is 56,000,000 shares. The number of shares of Common Stock authorized is 50,000,000. The number of shares of Preferred Stock authorized is 6,000,000"

   The purpose of the proposed Amendment is to allow the Company to have a sufficient number of shares of authorized and unissued Common Stock which can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by the Board. Having such shares available for issuance in the future will give greater flexibility and will allow such shares to be issued as determined by the Board without the expense and delay of a special stockholders' meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: issuance in connection with acquisitions, the issuance of shares in connection with stock splits or stock dividends, the issuance of Common Stock upon exercise of options granted under our various stock option plans or in connection with other employee benefit plans and issuances in connection with equity financings.

   The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Certificate of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to our existing stockholders. The holders of Common Stock have no preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future.

   The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the authorized shares of Common Stock be used as a type of antitakeover device.

Required Vote

   Approval of Proposal No. 3 requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock present and voting at the Annual Meeting.

Recommendation of the Board

   THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 4

         APPROVAL OF AN AMENDMENT OF THE COMPANY'S 1998 INCENTIVE STOCK
             PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                 AVAILABLE FOR ISSUANCE THEREUNDER BY 950,000.

   The Company's Board of Directors and stockholders have previously adopted and approved the 1998 Incentive Stock Plan (the "1998 Option Plan"). A total of 1,900,000 shares of Common Stock were authorized for issuance under the 1998 Option Plan and 95,000 shares are available for future grant as of the Record Date. In February 2001, the Board of Directors authorized an amendment to the 1998 Option Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 950,000 shares, bringing the total number of shares authorized for issuance under the 1998 Option Plan to 2,850,000.

   At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the 1998 Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder.

   The Board of Directors believe that the amendment is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

Summary of the 1998 Option Plan

   General. The 1998 Option Plan was adopted by the Board of Directors in February 1998 subject to stockholders approval at the Annual Meeting of Stockholders in May 1998. The 1998 Option Plan authorizes the Board of Directors (the "Board"), or one or more committees that the Board may appoint from among its members, to grant options to purchase Common Stock. Options granted under the 1998 Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or a Board Committee.

   Purpose. The general purpose of the 1998 Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

   Administration. The 1998 Option Plan may be administered by the Board or a Board Committee (together, the "Administrator"). Subject to the other provisions of the 1998 Option Plan, the Administrator has the authority: (I) to determine the fair market value of the Company's Common Stock; (ii) to select the consultants and employees to whom Options and stock purchase rights may be granted under the 1998 Option Plan; (iii) to determine the number of shares of Common Stock to be covered by each option and stock purchase right granted under the 1998 Option Plan; (iv) to approve forms of agreement for use under the Option Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the 1998 Option Plan, of any option or stock purchase right granted under the 1998 Option Plan, including the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or stock purchase right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value if the fair market value of the Common Stock covered by such option or stock purchase right shall have declined since the date the option or stock purchase right was granted; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the Option Plan and awards granted pursuant to the 1998 Option Plan;
(ix) to prescribe, amend and rescind rules and regulations relating to the 1998 Option Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) to modify or amend each Option or stock purchase right (subject to Section 15(c) of the 1998 Option Plan); (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or stock purchase right previously granted by the Administrator; (xii) to institute an option exchange program; and (xiii) to make all other determinations deemed necessary or advisable for administering the Option Plan.

   Eligibility. The 1998 Option Plan provides that options and rights may be granted to the Company's employees and independent contractors. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

   Terms and Conditions of Options. Each option granted under the 1998 Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and high ask prices on the last market trading day prior to the date the option is granted.

     (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, a reduction in the amount of any Company liability to the Optionee, or by a combination thereof.

     (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Option Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. Generally, all options granted under the 1998 Option Plan vest 25% annually, starting one year from the date of grant.

     (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or permanent disability), then all options held by such optionee under the 1998 Option Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or consulting relationship.

     (e) Permanent Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the 1998 Option Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

     (f) Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

     (g) Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

     (h) Nontransferability of Options. Unless determined otherwise by the Administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

     (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

     (j) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the 1998 Option Plan as may be determined by the Board or Committee.

   Adjustment Upon Changes in Capitalization, Corporate Transactions. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 1998 Option Plan, the number and class of shares of stock subject to any option or right outstanding under the 1998 Option Plan, and the exercise price of any such outstanding option or right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be automatically accelerated.

   Amendment, Suspensions and Termination of the 1998 Option Plan. The Board may amend, suspend or terminate the Option Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or Section 422 of the Code, or any similar rule or statute. In any event, the Option Plan will terminate automatically in the year 2008.

   Federal Tax Information. Options granted under the 1998 Option Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

   An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

   All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

   Stock purchase rights are taxed in substantially the same manner as nonstatutory options.

   The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1998 Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Required Vote

   Approval of Proposal No. 4 requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock present and voting at the Annual Meeting.

   THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1998 OPTION PLAN.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                             THE BOARD OF DIRECTORS

Santa Clara, California
April 16, 2001

                                                                       Exhibit A

                        Charter for the Audit Committee
                           of the Board of Directors
                            of Applied Imaging Corp.

                                    PURPOSE

   The primary function of the Audit Committee (the Committee) of the Board of Directors (the Board) shall be to make examinations as are necessary to monitor
(i) the quality and integrity of the financial reports provided by Applied Imaging Corp. (the Company); (ii) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and, (iii) the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should periodically outline to the Board the results of its examinations and recommendations, encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Company's independent accountants.

  . Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

   In addition, the Committee will undertake such other duties as the Board may prescribe.

                                   MEMBERSHIP

   The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the National Association of Securities Dealers, Inc.
(NASD). The members of the Committee will be elected annually by, and serve at the discretion of, the Board. One of the members of the Committee will be elected Committee Chair by the Board.

                                    MEETINGS

   The Committee will meet at least twice each year and as many additional times as the Committee deems necessary. The agenda for each meeting should be cleared by the Committee Chair. The Committee will meet in separate executive sessions with the chief executive officer, chief financial officer and independent accountants at least once each year and at other times as appropriate.

                                RESPONSIBILITIES

   The responsibilities of the Committee shall include:

 1. Reviewing on a continuing basis the adequacy of the Company's internal controls. These shall be reviewed with management and the independent accountants.

 2. Reviewing with the Company's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discussing with the independent accountants their judgments about the acceptability and quality of the Company's accounting principles used in financial reporting.

 3. Reviewing the scope and approach of the independent accountant's annual audit. This will include a review of the major factors, including risk factors, considered by the independent accountants in determining the scope of the annual audit.

 4. At the completion of the annual audit, review with management and the independent accountants the following:

  . The annual financial statements and related footnotes and financial information to be included in the Company's annual report to stockholders and on Form 10-K.

  . Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

  . Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit.

  . Other communications as required to be communicated by the independent accountants.

 5. Reviewing the performance of the independent accountants and making recommendations to the Board regarding the appointment or termination of the independent accountants. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

 6. Reviewing and discussing with the independent accountants, on an annual basis, all significant relationships the independent accountants have with the Company to ensure the accountant's independence. This will include a review of the audit and any other fee arrangements with the independent accountants.

 7. Reviewing legal and regulatory matters with company's legal counsel that may have a material impact in the Company's financial statements.

 8. Reviewing with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company directors, officers and employees that may have a material impact on the financial statements.

 9. Instituting, if necessary, special investigations and, if appropriate, hiring special counsel or expert assistance.

10. Reviewing and reassessing the adequacy of this charter annually and recommending any proposed changes to the Board for approval.

11. Reporting through its Chairperson to the Board following meetings of the Committee.

12. Maintaining minutes or other records of meetings and activities of the Committee

   In addition, the Committee will undertake such other duties as the Board may prescribe.

   While the Audit Committee has the responsibilities and powers as set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management.

                                                                       Exhibit B

                  CERTIFICATE OF AMENDMENT OF THE CERTIFICATE
                   OF INCORPORATION OF APPLIED IMAGING CORP.

   Applied Imaging Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

   DOES HEREBY CERTIFY:

   FIRST: That the Board of Directors adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by replacing the text of Article IV thereof so that such text shall be and read as follows:

     "The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares which the Corporation is authorized to issue is 56,000,000 shares. The number of shares of Common Stock authorized is 50,000,000. The number of shares of Preferred Stock authorized is 6,000,000"

   SECOND: That thereafter at the Annual Meeting of Stockholders of said corporation, duly called and held, upon notice in accordance with the General Corporation Law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

   THIRD: That thereafter said amendment was duly adopted in accordance with the provisions of General Corporation Law by obtaining the affirmative vote of a majority of the outstanding shares of Common Stock of said Corporation.

   IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation
this       day of      , 2001.

                                          Applied Imaging Corp.

                                          By: _________________________________
                                              Carl Hull
                                              Chief Executive Officer

                             APPLIED IMAGING CORP.

                        ANNUAL MEETING OF STOCKHOLDERS

                            Wednesday, May 16, 2001
                             11:00 a.m. local time

                          SANTA CLARA MARRIOTT HOTEL
                          2700 Mission College Blvd.
                            Great America Parkway
                          Santa Clara, CA 95052-8181






--------------------------------------------------------------------------------



Applied Imaging Corp.
2380 Walsh Ave., Santa Clara, CA 95051                                     PROXY
________________________________________________________________________________

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2001.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, and 4.

By signing the proxy, you revoke all prior proxies and appoint Carl Hull and Jack Goldstein, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.




                      See reverse for voting instructions.

                              Please detach here






                                 The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of Class II        01 John F. Blakemore, Jr.                [_] Vote FOR all nominees          [_] Vote WITHHELD
   directors:                  02 G. Kirk Raab                              (except as marked)                 from all nominees

(Instructions: To withhold authority to vote for any indicated       __________________________________________________________
nominee, write the number(s) of the nominee(s) in the box
provided to the right.)                                              __________________________________________________________

2. To ratify the appointment of PricewaterhouseCoopers as                 [_]  For         [_]  Against          [_]  Abstain
   independent auditors of the Company for the year ending
   December 31, 2001.

3. To approve an amendment to the Company's Certificate of                [_]  For         [_]  Against          [_]  Abstain
   Incorporation to increase the number of authorized shares
   of the Company's Common Stock from 20 million to 50 million shares.

4. To approve an amendment of the Company's 1998 Incentive                [_]  For         [_]  Against          [_]  Abstain
   Stock Plan (the "1998 Option Plan") to increase the number of shares of Common Stock available for issuance thereunder by 950,000 shares.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED A DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                                                                                                      ---
Address Change? Mark Box   [_]      Indicate changes below:                Date
                                                                                ---------------------------------------
                                                                     __________________________________________________________


                                                                     ___________________________________________________________

                                                                     Signature(s) in Box
                                                                     Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees,
                                                                     administrators, etc., should include title and authority.
                                                                     Corporations should provide full name of corporation and the title of authorized officer signing the proxy.
